Exhibit 10.23

August  19, 2004

National Vision, Inc.
296 Grayson Highway
Lawrenceville, Georgia 30045-5750
Attention:  Chief Financial Officer

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement dated as of May 30, 2001, between National Vision, Inc., a Georgia corporation (“Borrower”), and Fleet Capital Corporation, a Rhode Island corporation (“Fleet Capital”), as assigned by Fleet Capital to Fleet Retail Group, Inc., a Delaware corporation (“Lender”), pursuant to the Assignment and Assumption dated as of May 24, 2004 (as amended from time to time and as so assigned, the “Loan Agreement”).  All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement.

Lender and Borrower hereby agree that, during the period commencing on the date hereof and ending on October 2nd , 2004 (the “Purchase Period”), Borrower may purchase up to $5,000,000 of New Senior Notes with Borrower’s cash on hand, but not with proceeds of any Revolver Loans; provided, however, that up to and including August 31st, 2004, after giving effect to such purchases, Borrower shall have cash on hand in an amount not less than $4,000,000; provided further that from September 1st through October 2nd , 2004, after giving effect to such purchases, Borrower shall have cash on hand in an amount not less than $2,000,000.  All of the purchases of New Senior Notes described hereinabove shall comply with Section 9.2.22(iii) of the Loan Agreement except that any amounts expended to purchase New Senior Notes during the Purchase Period shall not be included in the calculation of the Consolidated Fixed Charge Coverage Ratio for the purposes of Section 9.2.22(iii).  After expiration of the Purchase Period, any amounts expended to purchase New Senior Notes during the Purchase Period shall be included in the calculation of the Consolidated Fixed Charge Coverage Ratio for the purpose of satisfying the conditions of Section 9.2.22(iii) of the Loan Agreement.  Any amounts expended to purchase New Senior Notes during the Purchase Period shall not be included in the calculation of the Consolidated Fixed Charge Coverage Ratio under Section 9.3.2 of the Loan Agreement.

Notwithstanding anything to the contrary contained in the Loan Agreement, during the Purchase Period, Borrower shall not have any right to request, and Lender shall not have any obligation to make, any Revolver Loans whatsoever under the Loan Agreement nor shall Borrower have any right to request, or Lender have any obligation to procure, any Letter of Credit; provided, however, that (i) Lender may continue to honor any deemed request for a Revolver Loan under Section 3.1 of the Loan Agreement for the becoming due of any Obligations (including, without limitation, interest and fees) that are not otherwise timely paid by Borrower and (ii) the fees payable by Borrower under Section 2.2 of the Loan Agreement shall continue to be calculated and payable as set forth in the Loan Agreement.

Lender and Borrower hereby agree that all rent payments which Borrower is required to make by the terms of Borrower’s leases for its locations at 185 North Route 73, Sundaes Plaza, West Berlin, New Jersey 08091 and 1283 Arsenal Street, Arsenal Plaza, Watertown, New York 13601, as in effect on the date hereof, shall not be included in the definition of “Rentals” for purposes of determining Borrower’s compliance with Section 9.2.14 of the Loan Agreement; provided, however, that Borrower shall not amend its leases for the West Berlin, New Jersey or Watertown, New York locations in a manner that increases the financial obligation of the borrower thereunder, as determined by the Lender in its reasonable judgment, without Lender’s prior written consent, such consent to be given in Lender’s sole and absolute discretion.

Lender hereby waives any and all Events of Default in existence on the date hereof occurring solely as a result of Borrower’s late submissions of any schedules, financial statements or other reports required by Sections 7.2, 7.3, 7.4, 7.5, 9.1.3 or 9.1.5 (the “Designated Defaults”).  In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Defaults in existence on the date of this Amendment or (b) Borrower’s obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the date hereof.  Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.

The effectiveness of this letter agreement is subject to Lender’s receipt of an original counterpart of this letter agreement duly executed by Borrower.

Borrower hereby:  (i) ratifies and reaffirms the Obligations, each of the Loan Documents and all of Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents; (ii) acknowledges and stipulates that (a) the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof, (b) all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower) and (c) the security interests and Liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and Liens; (iii) represents and warrants to Lender, to induce Lender to enter into this letter agreement, that (a) no Default or Event of Default exists on the date hereof other than the Designated Defaults, (b) the execution, delivery and performance of this letter agreement have been duly authorized by all requisite corporate action on the part of Borrower, (c) this letter agreement has been duly executed and delivered by Borrower and (d) all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof; (iv) agrees that a breach of any representation, warranty or covenant herein shall constitute an Event of Default; (v) agrees that this letter agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia; (vi) agrees that this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (vii) agrees that, except as otherwise expressly provided in this letter agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect; (viii) agrees that this letter agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect; (ix) agrees that this letter agreement may be executed in any number of counterparts and by different parties to this letter agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement; (x) agrees that any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto; (xi) agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby; and (xii) agrees that section titles and references used in this letter agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.  To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this letter agreement.

Very truly yours,

FLEET RETAIL GROUP, INC.
(“Lender”)

By:

Title:

Accepted and agreed to, this 19th day of August, 2004:

NATIONAL VISION, INC.
(“Borrower”)

By:

Title: Senior Vice President, CFO and Treasurer